Filed Pursuant to Rule 424(b)(5)

Registration Statement Nos. 333-295254, 333-291329 and 333-285355

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 5, 2025 and Prospectus dated March 13, 2025)

64,250,000 Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Common Stock Warrants to Purchase 75,000,000 Shares of Common Stock or Pre-Funded Warrants to Purchase Shares of Common Stock

We are offering 64,250,000 shares of our common stock, par value $0.0001 per share, accompanying common stock warrants to purchase up to 75,000,000 shares of our common stock, and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase up to 10,750,000 shares of our common stock (or pre-funded warrants in lieu thereof), pursuant to this prospectus supplement and the accompanying prospectuses. Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with the common stock warrants, each to purchase one share of our common stock (or pre-funded warrants in lieu thereof). Each pre-funded warrant is exercisable for one share of common stock.

The shares of our common stock (or pre-funded warrants) and common stock warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The common stock warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the fifth anniversary of the original issue date and (ii) 45 days following the Company’s public announcement of a successful data readout of Phase 3 trial of pemvidutide in metabolic dysfunction-associated steatohepatitis (“MASH”). The common stock warrants will have an exercise price of $3.00 per share of our common stock, subject to adjustment as described elsewhere in this prospectus supplement.

The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering less $0.001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants and common stock warrants. The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation.

Our common stock is listed on The Nasdaq Global Market under the symbol “ALT.” On April 22, 2026, the last reported sale price of our common stock on The Nasdaq Global Market, was $3.47 per share. There is no established public trading market for the pre-funded warrants or the common stock warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants or the common stock warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

We are a “smaller reporting company” under U.S. federal securities laws and as such are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and other similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectuses for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectuses is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Pre-Funded
	Per Share and Accompanying	Warrant and Accompanying
	Common Stock Warrant	Common Stock Warrant	Total
Offering Price	$3.00	$2.999	$224,989,250
Underwriting Discounts(1)	$0.18	$0.180	$13,500,000
Proceeds, Before Expenses, to Us	$2.82	$2.819	$211,489,250
(1)See “Underwriting” for additional information regarding total underwriters' compensation, including expenses for which we have agreed to reimburse the underwriters.

Delivery of the shares of common stock, common stock warrants and pre-funded warrants is expected to be made on or about April 24, 2026. The shares of common stock will be settled via the Depository Trust Company. The common stock warrants and pre-funded warrants will be delivered to purchasers in certificated form.

Leerink Partners	Barclays

Titan Partners

a division of American Capital Partners

April 22, 2026.

PROSPECTUS SUPPLEMENT

S-i

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectuses from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectuses. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of two “shelf” registration statements on Form S-3, one of which we filed with the SEC on February 27, 2025, which was declared effective by the SEC on March 13, 2025, or the March 2025 Registration Statement, and one of which we initially filed with the SEC on November 6, 2025, which was declared effective by the SEC on December 5, 2025, or the December 2025 Registration Statement.

This document is in three parts. The first part is this prospectus supplement, which describes the specific terms of the securities being offered pursuant to such prospectus supplement and adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference into the accompanying prospectuses. The second part is the accompanying prospectus filed with the SEC, as part of the March 2025 Registration Statement, registering securities of up to a maximum aggregate initial offering price of $400,000,000, of which approximately $80 million remains unsold. The third part is the accompanying prospectus filed with the SEC as part of the December 2025 Registration Statement, registering securities of up to a maximum aggregate initial offering price of $400,000,000, $325 million of which remains unsold. The second and third parts provide more general information, some of which may not apply to this offering. We are including both accompanying prospectuses with this prospectus supplement because $60,000,000 of the shares of common stock, common stock warrants and pre-funded warrants offered by us is registered under the March 2025 Registration Statement and the remaining $390,000,000 of the shares of common stock, common stock warrants and pre-funded warrants offered by us is registered under the December 2025 Registration Statement (and a related registration statement on Form S-3 that was filed with the SEC on April 22, 2026 pursuant to Rule 462(b) under the Securities Act) pursuant to Rule 429 under the Securities Act, each of which contains one of the foregoing prospectuses. Generally, when we refer to the “prospectus,” we are referring to all three parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectuses and the documents incorporated by reference into this prospectus supplement or the accompanying prospectuses.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC, before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares of common stock, common stock warrants and pre-funded warrants and other information you should consider before purchasing the shares of common stock and accompanying common stock warrants, or in lieu thereof, the pre-funded warrants to purchase shares of common stock. See “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectuses, and any free writing prospectus that we may authorize for us in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectuses, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or any sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectuses and any free writing prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and

S-iii

covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

“Altimmune,” our logo and other trademarks, trade names or service marks of ours appearing in this prospectus supplement are our property. The other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply an endorsement or sponsorship of us by such companies, or any relationship with such companies. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbol.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “we,” “us,” “our,” “Altimmune,” the “Company” and similar designations refer to Altimmune, Inc., together with its subsidiaries. General information about us can be found on our website at www.altimmune.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectuses. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectuses, including the information incorporated by reference into this prospectus supplement and the accompanying prospectuses, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-6 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses.

Overview

Altimmune, Inc. is a late clinical-stage biopharmaceutical company developing novel therapies for serious liver diseases. Our lead product candidate, pemvidutide (formerly known as ALT-801), is a balanced 1:1 glucagon/GLP-1 dual receptor agonist in development for the treatment of MASH, alcohol use disorder (“AUD”) and alcohol-associated liver disease (“ALD”). We may also pursue additional indications for pemvidutide that leverage its differentiated clinical profile.

MASH

On June 26, 2025, we released 24-week topline efficacy results from the IMPACT Phase 2b trial of pemvidutide in MASH and subsequently published those results in the journal Lancet (Noureddin M., et al., Lancet. 2025 Dec 6;406(10520):2644-2655). The Phase 2b trial enrolled 212 subjects with biopsy-confirmed MASH and fibrosis stages F2/F3 with and without diabetes randomized 1:2:2 to receive weekly subcutaneous doses of pemvidutide at 1.2 mg, 1.8 mg or placebo.

In an intent-to-treat (“ITT”) analysis, in which subjects with missing biopsies were considered non-responders, the proportions of subjects achieving MASH resolution without worsening of fibrosis at 24 weeks were 58.2% and 52.1%, for pemvidutide 1.2 mg and 1.8 mg, respectively versus 19.9% for placebo (p< 0.0001 both doses). The effects on fibrosis improvement without worsening of MASH in an ITT analysis were 32.6% and 35.7% for pemvidutide 1.2 mg and 1.8 mg, respectively compared with 27.9% for placebo (differences not statistically significant). A supplemental AI-based analysis demonstrated statistically significant reductions in fibrosis, including 31% of subjects receiving pemvidutide 1.8 mg achieving a 60% or more reduction in fibrosis compared to 8% receiving placebo (p< 0.001). Statistically significant changes in well-established non-invasive tests (“NITs”) of fibrosis, including Enhanced Liver Fibrosis (“ELF”) score and Liver Stiffness Measurement (“LSM”) were also observed compared with placebo at both doses. Together, these data suggest strong evidence of MASH resolution and anti-fibrotic activity of pemvidutide in the MASH population after 24 weeks of treatment.

Pemvidutide also demonstrated favorable safety and tolerability, with low overall treatment discontinuation rates due to adverse events of less than 1% and 1.2% in the pemvidutide 1.2 mg and 1.8 mg groups versus 2.4% in the placebo group, an important finding given that no dose titration was used in the trial. There were no serious adverse events related to study medication.

On December 19, 2025, we announced positive 48-week topline results from the IMPACT Phase 2b trial of pemvidutide in patients with MASH.

The topline 48-week data from the IMPACT trial, which, by design, did not include histological readout, showed that treatment with pemvidutide achieved statistically significant improvements across treatment arms versus placebo in the key anti-fibrosis NITs of ELF and LSM. Importantly, these data exhibited continued reductions from week 24 in multiple tests including ELF and LSM and provide evidence of improvement in antifibrotic activity. These are well-established markers of fibrosis and are strongly associated with histological changes and liver related events. At 48 weeks, mean weight loss in pemvidutide-treated subjects was observed at the 1.2 mg and 1.8 mg doses, respectively, with no evidence of plateauing in the 1.8 mg dose group. The 48-week data also maintained the favorable tolerability profile seen at 24 weeks, including a lower discontinuation rate due to adverse events versus placebo.

In December 2025, the U.S. Food and Drug Administration (“FDA”) granted Breakthrough Therapy Designation for pemvidutide in MASH. Breakthrough Therapy Designation for pemvidutide in MASH was granted based on submission of 24-week data from the IMPACT Phase 2b trial demonstrating statistically significant MASH resolution without worsening of fibrosis, along with early and substantial improvements in liver fat and non-invasive tests of fibrosis and hepatic inflammation.

Pursuit of Additional Indications for Pemvidutide

On March 13, 2025, we announced that we are pursuing two additional indications for our lead product candidate, pemvidutide. The new indications are AUD and ALD, also known as Alcohol Liver Disease.

AUD

AUD is a chronic disease characterized by an impaired ability to stop or control alcohol use despite adverse social, occupational, or health consequences. In addition to the underlying alcohol misuse by AUD patients, AUD patients have comorbidities that pose significant treatment and management challenges (including steatosis, obesity, hypertension and hyperlipidemia).

On May 19, 2025, we announced the enrollment of the first subject in the RECLAIM Phase 2 trial evaluating the efficacy and safety of pemvidutide in subjects with AUD. RECLAIM is a randomized, placebo-controlled trial conducted across approximately 15 sites in the United States, targeting enrollment of approximately 100 subjects. Subjects will be randomized 1:1 to receive either 2.4 mg pemvidutide or placebo weekly for 24 weeks. The trial’s primary endpoint is a change in alcohol consumption, measured by the change from baseline in the average number of heavy drinking days per week at Week 24, with the key secondary endpoints including the proportion of subjects achieving a 2-level reduction in World Health Organization (“WHO”) risk drinking level and the absolute change from baseline in average levels of phosphatidylethanol (“PEth”), a serum biomarker of alcohol intake.

On August 19, 2025, we announced that the FDA has granted Fast Track designation to pemvidutide for the treatment of AUD. Fast Track designation is intended to accelerate the development and review of new drugs that target serious conditions and address unmet medical needs.

On November 3, 2025, we announced the completion of enrollment in the RECLAIM. Enrollment completed ahead of schedule, underscoring strong interest from patient community in a new therapeutic option for AUD. We noted that we are on track to complete the 24-week treatment period and announce topline results in 2026.

ALD

ALD is a disease characterized by damage to the liver due to excessive and chronic alcohol use. ALD progression (like MASH progression) begins with liver steatosis, which may lead to inflammation, fibrosis and, ultimately, to cirrhosis. Given the progression of the disease, ALD is the leading cause of liver transplants in the US.

On July 9, 2025, we announced the enrollment of the first patient in the RESTORE Phase 2 trial evaluating the efficacy and safety of pemvidutide in subjects with ALD. RESTORE is a randomized, placebo-controlled trial enrolling approximately 100 patients across 34 sites in the United States. Subjects will be randomized 1:1 to receive either 2.4 mg pemvidutide or placebo weekly for 48 weeks. The trial’s primary endpoint is the change from baseline in LSM by vibration-controlled transient elastography (“VCTE”) at Week 24. Key secondary endpoints include the change from baseline in LSM by VCTE at Week 48, changes in ELF score at Weeks 24 and 48, and changes in alcohol consumption and body weight at the same time points.

Recent Developments

The Charter Amendment

On April 16, 2026, we filed an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 400,000,000.

Corporate History and Information

We were incorporated in Delaware in April 2005 and subsequently changed our name to Altimmune, Inc. in May 2017 upon the completion of our merger with PharmAthene, Inc. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and our telephone number is (240) 654-1450. Our Internet website is www.altimmune.com and our investor relations website is located under the “Investors” tab. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement, as listed under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

THE OFFERING

Common Stock we are Offering Pursuant to this Prospectus Supplement

64,250,000 shares of common stock. Each share of common stock is being offered and sold together with an accompanying common stock warrant to purchase 64,250,000 shares of common stock (or pre-funded warrants in lieu thereof).

Pre-Funded Warrants we are Offering Pursuant to this Prospectus Supplement

We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 10,750,000 shares of our common stock.

Each pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase 10,750,000 shares of common stock (or pre-funded warrants in lieu thereof).

Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, less $0.001, which is the exercise price of each pre-funded warrant. The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Securities We Are Offering.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common Stock Warrants we are Offering Pursuant to this Prospectus Supplement

Common stock warrants to purchase up to 75,000,000 shares of our common stock (or pre-funded warrants in lieu thereof). Each share of our common stock or pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase 75,000,000 shares of our common stock (or pre-funded warrants in lieu thereof.)

The common stock warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the fifth anniversary of the original issuance date and (ii) 45 days following the Company’s public announcement of a successful data readout of Phase 3 trial of pemvidutide in MASH. The common stock warrants will have an exercise price of $3.00 per share of our common stock, subject to adjustment as described elsewhere in this prospectus supplement. For more information, see the section titled “Description of Securities We Are Offering.” on page S-14 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the common stock warrants (or pre-funded warrants in lieu thereof).

Common Stock to be Outstanding Immediately After this Offering Pursuant to this Prospectus Supplement	194,199,358 shares of common stock, in each case assuming no exercise of any pre-funded warrants or common stock warrants offered and sold by us.
Use of Proceeds

We currently intend to use the net proceeds from this offering to fund our upcoming Phase 3 trial in MASH, as well as working capital and general corporate purposes. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities. See “Use of Proceeds.”

Risk Factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6 and page 2 of the accompanying prospectuses, and under similar headings in the other documents incorporated by reference into this prospectus supplement, including our most recent Annual Report on Form 10-K, for a discussion of factors to consider carefully before deciding to invest in securities.

Nasdaq Global Market symbol

“ALT”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Securities We Are Offering.”

The number of shares of common stock to be outstanding after the offering is based on 110,882,735 shares outstanding as of December 31, 2025 and includes:

●	17,045,454 shares of common stock and/or pre-funded warrants sold pursuant to our registered direct offering on January 27, 2026 (the “January 2026 RDO”), which pre-funded warrants were later exercised in full into common stock on February 13, 2026; and
●	2,021,169 shares of common stock pursuant to our “at the market offering” program with Leerink Partners LLC, (the “November 2025 ATM Program”), each following December 31, 2025 and prior to the date of this prospectus supplement.

And excludes:

●	11,289,920 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, at a weighted average exercise price of $7.33 per share;
●	2,063,800 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2025;
●	726,085 shares reserved for issuance under our 2017 Omnibus Incentive Plan and 2018 Inducement Grant Plan as of December 31, 2025; and
●	60,585 shares reserved for issuance under our 2019 Employee Stock Purchase Plan as of December 31, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options listed above and no issuance of shares of common stock available, or that may become available, for future issuance under our equity compensation plans after December 31, 2025 and no exercise of the pre-funded warrants or common stock warrants offered and sold by us in this offering. The information in this prospectus supplement does not reflect the potential issuance of up to $165.3 million of shares of our common stock that are available for sale as of the date of this prospectus supplement under the November 2025 ATM Program.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our securities. Such risks and uncertainties and those discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering

If you purchase shares of our common stock or common stock warrants in this offering (including the accompanying common stock warrants), you will suffer immediate and substantial dilution.

If you purchase shares of our common stock pre-funded warrants in this offering, (including the accompanying common stock warrants), you will incur immediate and substantial dilution in the as adjusted net tangible book value of your securities because the price that you pay will be substantially greater than the as adjusted net tangible book value per share of the shares of common stock you acquire or have the right to acquire. This dilution is due to the fact that the offering price per share is substantially greater than the as adjusted net tangible book value per share of our common stock are being offered in this offering. To the extent outstanding options are exercised, or outstanding restricted stock units vest and are settled, there will be further dilution to new investors. As a result of the dilution to your holdings, you may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, including pursuant to our November 2025 ATM Program. We may sell shares of common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Furthermore, you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, including the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents, including the net proceeds from this offering, in ways that ultimately increase the value of your investment. The net proceeds from this offering are intended to be used to fund our upcoming Phase 3 trial in MASH, as well as working capital and general corporate purposes. Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our prospects for obtaining additional financing, as needed, are uncertain and our failure to obtain needed financing could affect our ability to complete our trials currently in progress.

Even if this offering is successful, we will need to raise additional funds in the future to develop or enhance our product candidates, to fund expansion, to conduct additional clinical trials and to fund general operating expenses. There is no assurance that additional financing will be available on terms favorable to us, or at all. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these securities might have rights, preferences, or privileges senior to those of our current stockholders. If adequate funds are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products, or otherwise respond to competitive pressures would be significantly limited.

Because we do not anticipate paying any cash dividends on shares of our common stock, common stock warrants or pre-funded warrants in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on shares of our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our shares of common stock will provide a return to stockholders.

There is no public market for the pre-funded warrants or common stock warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common stock warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or common stock warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and/or common stock warrants will be limited.

The common stock warrants are speculative in nature. You may not be able to recover your investment in the common stock warrants, and the common stock warrants may expire worthless.

The common stock warrants do not confer any rights of our common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, immediately after the date of issuance, holders of common stock warrants may exercise their right to acquire the underlying common stock (or pre-funded warrants in lieu thereof) and pay an exercise price per share equal to $3.00, subject to certain adjustments, and the common stock warrants will expire on the earlier of (i) the fifth anniversary of the original issuance date and (ii) 45 days following the Company’s public announcement of a successful data readout of Phase 3 trial of pemvidutide in MASH. Moreover, following this offering, the market value of the common stock warrants, if any, is uncertain and there can be no assurance that the market value of the common stock warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the common stock warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the common stock warrants to exercise the common stock warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants or common stock warrants will have no rights as common stockholders unless and until such holders exercise their pre-funded warrants or common stock warrants for shares of our common stock.

Unless and until holders of the pre-funded warrants or common stock warrants exercise the applicable pre-funded warrants or common stock warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except for the right to participate in certain dividends and distributions. Upon exercise of the pre-funded warrants or common stock warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of our shares in the public markets could occur at any time, and such sales, or the perception in the market that holders of a substantial number of our shares intend to sell their shares, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any shares or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the pre-funded warrants or common stock warrants will be fewer than it would have been had such holder exercised such common stock warrants for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants or common stock warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of such warrants is available.

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectuses and the documents incorporated by reference into the prospectus supplement and the accompanying prospectuses contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

●	our ability to develop and commercialize our current and future product candidates;
●	our ability to expand our pipeline of product candidates and the success of future product candidate advancements, including the success of future clinical trials, and our ability to commercialize our products;
●	the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of our product candidates;
●	our ability to obtain potential regulatory approvals on the timelines anticipated, or at all;
●	our ability to obtain additional patents or extend existing patents on the timelines anticipated, or at all;
●	our ability to identify and consummate potential future strategic partnerships or business combinations;
●	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;
●	our anticipated financial or operational results;
●	our ability to obtain additional capital resources;
●	risks related to the conflict in Israel and the Gaza Strip and the conflict in Ukraine on the global economy, including causing or contributing to global supply chain disruption, price fluctuations, including increased costs for raw materials, and other significant economic effects;
●	breaches of data privacy, or disruptions in our information technology systems;
●	our ability to continue to satisfy the listing requirements of The Nasdaq Global Market;
●	our use of proceeds from this offering; and
●	risks detailed under the caption “Risk Factors” in our Annual Report and Quarterly Reports and in other reports filed with the SEC from time to time hereafter.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “target,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “guidance,” “likely,” “usually,” “will,” “may,” “can,” “designed to,” “potential,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Our forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

In evaluating an investment in shares of our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and our Annual Report and Quarterly Reports incorporated by reference herein, and under similar headings in other documents incorporated by reference herein, and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the information incorporated by reference in this prospectus supplement as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus supplement (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements, except as required by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $211.2 million, excluding the proceeds, if any, from the exercise of the common stock warrants or the pre-funded warrants offered hereby, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. The pre-funded warrants and common stock warrants may be exercised for cash or, in certain circumstances at the holder's discretion, on a net exercise or "cashless" basis. If all of the common stock warrants sold in this offering were to be exercised in cash at their exercise price, we would receive additional gross proceeds of $225 million. There can be no assurance that any of such warrants will be exercised for cash or at all, and it is possible that the common stock warrants may expire without being exercised.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to continue to advance the clinical development of pemvidutide, including funding and preparation for our global pivotal Phase 3 trial in MASH, to initiate pre-commercial activities for our lead program, and for general corporate purposes. Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our drug candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our drug candidates, and any unforeseen cash needs. Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. As such, our management will retain broad discretion over the use of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based on our planned use of the net proceeds from this offering and our existing cash, cash equivalents and investments and assuming no additional drawdowns from the Term Loan, we expect that such funds will be sufficient to enable us to fund our operations through the topline readout of the global Phase 3 MASH trial, which we anticipate in the first half of 2029 subject to certain assumptions, including clinical development plans. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending the application of the net proceeds as set forth above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of commons stock or pre-funded warrant and the as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2025.

Our net tangible book value as of December 31, 2025 was $223.5 million, or $2.02 per share of common stock. After giving effect to (i) our issuance of 17,045,454 shares of common stock sold pursuant to the January 2026 RDO for net proceeds of approximately $70.3 million and (ii) our issuance and sale of an aggregate of 2,021,169 shares of common stock after December 31, 2025, and prior to the date of this prospectus supplement pursuant to the November 2025 ATM Program for net proceeds of approximately $8.8 million, our adjusted net tangible book value as of December 31, 2025 would have been $302.6 million or $2.33 per share of common stock.

After giving further effect to our estimated net proceeds from the sale in this offering of (i) 64,250,000 shares of common stock and accompanying common stock warrants in this offering at an offering price of $3.00 per share, and (ii) pre-funded warrants to purchase 10,750,000 shares of common stock and accompanying common stock warrants at an offering price of $2.999 (which equals the offering price of common stock at which shares of our common stock are being sold in this offering less the $0.001 per share exercise price of each such pre-funded warrant), and after the deduction of the underwriting discounts and commissions for this offering and the estimated offering expenses payable by us (and assuming no exercise of the pre-funded warrants offered hereby and that the pre-funded warrants are classified and accounted for as equity), our as adjusted net tangible book value as of December 31, 2025 would have been $513.7 million or $2.65 per share of common stock. This represents an immediate increase in net tangible book value of $0.32 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.35 per share of common stock to purchasers of common stock and pre-funded warrants and accompanying common stock warrants in this offering, as illustrated in the following table:

Public offering price per share of common stock and accompanying common stock warrant	$3.00
Net tangible book value per share as of December 31, 2025	$2.02
Increase in net tangible book value per share after giving effect to (i) issuance and sale of an aggregate of 17,045,454 shares of common stock pursuant to the January 2026 RDO for net proceeds of approximately $70.3 million and (ii) 2,021,169 shares of common stock pursuant to the November 2025 ATM Program for net proceeds of approximately $8.8 million	0.31
As adjusted net tangible book value per share as of December 31, 2025	2.33
Increase in as adjusted net tangible book value per share attributable to this offering	0.32
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering	2.65
Dilution per share to investors purchasing shares in this offering	$0.35

If the holders of common stock warrants exercised the common stock warrants offered in this offering in full for cash, our as adjusted net tangible book value per share after this offering would be $2.74, representing an immediate increase in as adjusted net tangible book value per share of $0.41 to existing stockholders and dilution in net tangible book value per share of $0.26 to investors participating in this offering.

If holders of pre-funded warrants immediately exercised the pre-funded warrants offered hereby, the as adjusted net tangible book value per share after this offering would be $2.51 per share of our common stock. This represents an increase in net tangible book value of $0.18 per share to existing stockholders and dilution in net tangible book value per share of $0.49 to investors participating in this offering.

The number of shares of common stock to be outstanding after the offering is based on 110,882,735 shares issued and outstanding as of December 31, 2025 and includes:

●	17,045,454 shares of common stock and/or pre-funded warrants sold pursuant to the January 2026 RDO, which pre-funded warrants were later exercised in full into common stock on February 13, 2026; and
●	2,021,169 shares of common stock pursuant to the November 2025 ATM Program, following December 31, 2025 and prior to the date of this prospectus supplement.

And excludes:

●	11,289,920 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, at a weighted average exercise price of $7.33 per share;
●	2,063,800 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2025;
●	726,085 shares reserved for issuance under our 2017 Omnibus Incentive Plan and 2018 Inducement Grant Plan as of December 31, 2025; and
●	60,585 shares reserved for issuance under our 2019 Employee Stock Purchase Plan as of December 31, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of stock options listed above and no issuance of shares available, or that may become available, for future issuance under our equity compensation plans after December 31, 2025 and (ii) no exercise of the accompanying common stock warrants and pre-funded warrants that we are offering in this offering. The information in this prospectus supplement does not reflect the potential issuance of up to $165.3 million of shares of our common stock that are available for sale as of the date of this prospectus supplement under the November 2025 ATM Program.

To the extent that options outstanding as of December 31, 2025 have been or are exercised, or other shares are issued, including pursuant to our November 2025 ATM Program, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the common stock, common stock warrants and pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectuses.

Common Stock Warrants

Form

The common stock warrants will be issued as individual warrant agreements to the holders. The form of common warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The common stock warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the fifth anniversary of original issuance date and (ii) 45 days following the Company’s public announcement of a successful data readout of Phase 3 trial of pemvidutide in MASH.

Exercisability

The common stock warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise of the common stock warrant there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of common stock underlying the common stock warrants then being exercised by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common stock warrants. No fractional shares will be issued upon the exercise of the warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any common stock warrant, and a holder will not be entitled to exercise any portion of any common stock warrant that, upon giving effect to or immediately prior to such exercise, would cause: the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% at the holder’s election, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock warrants. However, any holder of a common stock warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

The exercise price per share of our common stock purchasable upon the exercise of the common stock warrants is $3.00, which was 86.5% of the closing price of the common stock on the date of pricing of this offering. The exercise price of the common stock warrants and the number of shares of our common stock issuable upon exercise of the common stock warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the common stock warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the common stock warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the common stock warrants, and we do not expect a market to develop. We do not intend to list the common stock warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common stock warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the owner of 50% of the voting power represented by our outstanding common stock, the holders of the common stock warrants will be entitled to receive upon exercise of the common stock warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common stock warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the common stock warrants. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the common stock warrants have the right, concurrently with, or within 30 days after, the consummation of such fundamental transaction, to require us or a successor entity to redeem the common stock warrant for cash in the amount of the Black Scholes value of the unexercised portion of the common stock warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not within our control, including not approved by our board of directors, the holders of the common stock warrants shall only be entitled to receive from us or any successor entity the same type or form of consideration (and in the same proportion).

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a common stock warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a common stock warrant.

Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the holders. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to or immediately prior to such exercise, would cause: the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

The exercise price of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our common stock or pre-funded warrants, the exercise, disposition, and expiration of our common stock warrants, and the ownership and disposition of our common stock issuable upon exercise of our common stock warrants, in each case, by a “holder” (as defined below) that acquired our “securities” (as defined below) in this offering. For purposes of this discussion, the term “U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock, pre-funded warrants or common stock warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia.
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) has authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock, pre-funded warrants or common stock warrants that is not a U.S. holder or a partnership or other pass-through entity. We refer to U.S. holders and Non-U.S. holders collectively as holders, and our common stock (including our common stock issuable upon exercise of our common stock warrants), pre-funded warrants or common stock warrants collectively as our securities.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes or persons who hold their shares of our common stock, pre-funded warrants or common stock warrants through partnerships or such other pass-through entities or arrangements. The tax treatment of a partner in a partnership or other pass-through entity generally will depend upon the status of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our common stock, pre-funded warrants or common stock warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, pre-funded warrants or common stock warrants through a partnership or other pass-through entity, as applicable

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below.

We assume in this discussion that each holder holds shares of our common stock, pre-funded warrants or common stock warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. state or local or non-U.S. taxes, estate or gift tax considerations, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

●	banks, financial institutions, and investment funds;
●	brokers, or dealers in securities;
●	tax-exempt organizations and governmental organizations;
●	pension plans;
●	owners that hold our securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders who have elected to mark securities to market;
●	insurance companies;
●	controlled foreign corporations;
●	passive foreign investment companies;
●	“qualified” foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	persons deemed to sell our securities under the constructive sale provisions of the Code;
●	persons that hold our securities as “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code; and
●	certain U.S. expatriates and former citizens or former long-term residents of the United States.

THIS DISCUSSION IS FOR INFORMATION ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, THE EXERCISE, DISPOSITION, AND EXPIRATION OF OUR COMMON STOCK WARRANTS, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ISSUABLE UPON EXERCISE OF OUR COMMON STOCK WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Allocation of Purchase Price to Common Stock, Pre-funded Warrants and Common Stock Warrants

For U.S. federal income tax purposes, although it is not entirely free from doubt, a holder’s acquisition of our common stock or pre-funded warrants, as applicable, and our common stock warrant should be treated as the acquisition of an “investment unit” consisting of one share of common stock or one pre-funded warrant, as applicable, and a warrant to acquire one share of our common stock, subject to adjustment. The purchase price for each investment unit must be allocated between the two components in proportion to their relative fair market values at the time the unit is purchased by the holder, and a holder’s allocation is not binding on the IRS. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common stock or pre-funded warrant, as applicable, and the common stock warrant included in each unit. The separation of the share of common stock or pre-funded warrant, as applicable, and the common stock warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the tax treatment of acquiring our securities, including the allocation of the purchase price between the common stock or pre-funded warrant, as applicable, and the common stock warrant.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, our pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of our pre-funded warrants should generally be taxed in the same manner as a holder of our common stock, as described below. Accordingly, upon exercise, no gain or loss should be recognized, and the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our common stock. In that case, the amount and character of a holder’s gain with respect to an investment in our pre-funded warrants pursuant to this offering could be materially different than the discussion set forth below. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of our pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a common stock warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a common stock warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the common stock warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the common stock warrant generally should begin on the day after the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of our common stock warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of our common stock warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a common stock warrant described in the preceding paragraph. It is possible that a cashless exercise of our common stock warrants could be a taxable event. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our common stock warrants, including with respect to their holding period and tax basis in the shares of our common stock acquired on the exercise of our common stock warrants.

The lapse or expiration of our common stock warrant will be treated as if the U.S. holder sold or exchanged the common stock warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common stock warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Common Stock Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of our common stock issued on the exercise of our common stock warrants, or an adjustment to (or failure to adjust) the exercise price of the common stock warrants, may be treated as a constructive distribution to a U.S. holder of the common stock warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of common stock warrants. As a constructive dividend to a U.S. holder would not give rise to any cash from which any backup withholding tax could be satisfied, if such tax is paid on behalf of the U.S. holder, such tax may be set off against any actual distribution on our common stock to the U.S. holder, sales proceeds from a sale or exchange of our securities by the U.S. holder, or other assets or funds of the U.S. holder depending on the circumstances of the constructive dividend. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the common stock warrants, then we may make a corresponding distribution to a warrant holder. The taxation of a distribution received with respect to a common stock warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Tax Considerations Applicable to U.S. Holders-Distributions on Common Stock and Pre-Funded Warrants.”

Under current law, we are required to report the amount of any constructive distributions on our website or to the IRS and to certain U.S. holders of our common stock warrants that are not exempt from information reporting. The IRS has proposed U.S. Treasury Regulations addressing the amount and timing of constructive distributions, obligations of withholding agents, and filing and notice obligations of issuers, effective for constructive distributions occurring on or after such U.S. Treasury Regulations are adopted in final form. If adopted as proposed, the U.S. Treasury Regulations generally would provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire our common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire our common stock without such adjustment, (ii) the constructive distribution occurs at the earlier of the date of such adjustment under the terms of our common stock warrants and the date of the actual distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on our securities or sales proceeds received by, or other funds or assets of, the applicable U.S. holder, and (iv) we will continue to be required to report the amount of any constructive distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from information reporting). The final U.S. Treasury Regulations will be effective for distributions occurring on or after the date of their adoption, but U.S. holders of our common stock warrants and withholding agents may rely on them prior to that date under certain circumstances.

U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common stock warrants.

Distributions on Common Stock and Pre-Funded Warrants

If we make distributions in respect of our common stock or pre-funded warrants (or constructive distributions), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to the holder’s tax basis in the common stock or pre-funded warrants (and will reduce the U.S. holder’s basis in the common stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Tax Considerations Applicable to U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.” Dividends received by non-corporate U.S. holders may be eligible for preferential tax rates, provided that certain holding period and other requirements are satisfied. Dividends received by corporate U.S. holders may be eligible for a dividends-received deduction.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

Upon a sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common stock warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the common stock, pre-funded warrants or common stock warrants, as applicable. Capital gain or loss generally will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock, pre-funded warrants or common stock warrants, as applicable, exceeds one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common stock warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on our common stock, pre-funded warrants or common stock warrants and to the proceeds of a sale or other disposition of our common stock, pre-funded warrants or common stock warrants unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations, or another exception applies. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of our common stock warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of common stock warrants into our common stock is unclear. The Non-U.S. holder will take a tax basis in the shares acquired on the exercise of a common stock warrant equal to the exercise price of the warrant, increased by the Non-U.S. holder’s adjusted tax basis in the common stock warrant exercised (as determined pursuant to the rules discussed above). The Non-U.S. holder’s holding period in the shares of our common stock acquired on exercise of the common stock warrant generally should begin on the day after the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant. As discussed above, the U.S. federal income tax treatment of a cashless exercise is unclear, and a Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of our common stock warrants.

The expiration or lapse of a common stock warrant will be treated as if the Non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. holder’s tax basis in the common stock warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of our common stock warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Stock Warrants

As described above under “Tax Considerations Applicable to U.S. Holders-Certain Adjustments to and Distributions on the Common Stock Warrants,” an adjustment to (or failure to adjust) the exercise price of our common stock warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated as described under “Tax Considerations Applicable to Non-U.S. Holders-Distributions on our Common Stock or Pre-Funded Warrants” below, the tax treatment of a distribution on a common stock warrant is unclear, and we are subject to reporting requirements with respect to constructive distributions. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common stock warrants.

Distributions on our Common Stock or Pre-Funded Warrants

If we make distributions in respect of our common stock or pre-funded warrants (or constructive distributions), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the holder’s tax basis in the common stock or pre-funded warrants (and will reduce the non-U.S. holder’s basis in the common stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Except as described below, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock or pre-funded warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Non-U.S. holders should consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of our common stock and pre-funded warrants, including the possible imposition of the branch profits tax.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other disposition of our common stock, pre-funded warrants or common stock warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons, and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Tax Considerations Applicable to Non-U.S. Holders Distributions on our Common Stock or Pre-funded Warrants” may also apply;
●	the non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
●	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Special rules may apply to a holder of a pre-funded warrant or common stock warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to our pre-funded warrants or common stock warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our common stock, pre-funded warrants or common stock warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to distributions on our common stock or pre-funded warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Tax Considerations Applicable to Non-U.S. Holders-Distributions on Common Stock or Pre-funded Warrants,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, pre-funded warrants or common stock warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock, pre-funded warrants or common stock warrants if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles), the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, pre-funded warrants or common stock warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, pre-funded warrants or common stock warrants, withholding on payments of gross proceeds is not required under proposed U.S. Treasury Regulations. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, pre-funded warrants or common stock warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, pre-funded warrants or common stock warrants and the entities through which they hold our common stock, pre-funded warrants or common stock warrants.

The preceding discussion of the material U.S. federal income tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, and local, and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, the exercise, disposition, and expiration of our common stock warrants, and the ownership and disposition of our common stock issuable upon exercise of our common stock warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Leerink Partners LLC and Barclays Capital Inc. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Titan Partners Group LLC, a division of American Capital Partners, LLC, is acting as co-book running manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of common stock and accompanying warrants and pre-funded warrants and accompanying warrants shown opposite its name below:

		Number of	Number of
	Number of	Pre-Funded	Accompanying
Underwriter	Shares	Warrants	Warrants
Leerink Partners LLC	34,052,500	5,697,500	39,750,000
Barclays Capital Inc.	20,560,000	3,440,000	24,000,000
Titan Partners Group LLC, a division of American Capital Partners, LLC	9,637,500	1,612,500	11,250,000
Total	64,250,000	10,750,000	75,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock, pre-funded warrants and accompanying warrants sold under the underwriting agreement if any of such securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock, pre-funded warrants and accompanying common stock warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have not been engaged to act as warrant agent for the common stock warrants or the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of any common stock warrants or any pre-funded warrants.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares of common stock (and pre-funded warrants in lieu of common stock) and accompanying common stock warrants to the public at the combined offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.108 per share of common stock and accompanying warrant or pre-funded warrant and accompanying warrant. After the initial offering of the shares, the combined offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the combined offering price, underwriting discounts and commissions and proceeds, before expenses, to us.

		Per Pre-
		Funded
	Per Share of Common	Warrant and	Total
	Stock and	Accompanying
	Accompanying Common	Common Stock
	Stock Warrant	Warrant
Combined offering price	$3.00	$2.999	$224,989,250
Underwriting discounts and commissions	$0.18	$0.180	$13,500,000
Proceeds, before expenses, to us	$2.82	$2.189	$211,489,250

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $325,000. We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC and Barclays Capital Inc., on behalf of the underwriters.  Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell, contract to sell or lend any common stock;
●	sell any option or contract to purchase any common stock, or effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position with respect to any common stock;
●	purchase any option or contract to sell any common stock, or pledge, hypothecate or grant any security interest in any common stock;
●	otherwise transfer or dispose of any common stock;
●	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or securities convertible into or exchangeable or exercisable for common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration;
●	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or
●	publicly announce any intention to do any of the foregoing.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition. In addition, during this restricted period, we may not effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common stock. The exceptions permit us, among other things and subject to restrictions, to: (i) issue common stock or options pursuant to pursuant to any stock option, stock bonus or other stock plan or arrangement described herein; (ii) issue and sell shares of common stock pursuant to the November 2025 ATM Program, following the date that is 30 days following the date of this prospectus supplement; (iii) issue securities in connection with acquisitions or similar transactions; provided, however, that the aggregate number of shares of common stock issued or issuable does not exceed 5.0% of the number of shares of common stock outstanding immediately after the issuance and sale of the securities offered hereby (after giving effect to the shares of common stock issuable upon the exercise of the common stock warrants and pre-funded warrants) and each recipient of any such shares of common stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters entered into by our executive officers and directors; or (iv) file registration statements on Form S-8. As it relates to the lock-up agreements entered into with our directors and executive officers, the foregoing restrictions do not apply to, among other things: (i) transactions relating to securities acquired in this offering or in open market transactions after the completion of this offering; (ii) transfers by gift, including to a charitable organization, or by will or intestate succession to a legal representative, heir, beneficiary or family member of the lock-up signatory, or to a trust whose beneficiaries consist exclusively of the lock-up signatory and/or a family member; (iii) transfers or dispositions to a family member, a trust formed for the direct or indirect benefit of the lock-up signatory or a family member, or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the lock-up signatory or any family member; (iv) transfers by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; (v) if the lock-up signatory is a corporation, partnership, limited liability company, trust or other business entity, transfers or distributions to a direct or indirect affiliate of the lock-up signatory, any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up signatory or its affiliates, or limited partners, general partners, members, managers, managing members, directors, officers, employees, stockholders or other equity holders of the lock-up signatory or such entities; (vi) transfers or dispositions of shares as forfeitures to satisfy tax withholding and remittance obligations in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans, forfeitures pursuant to a net exercise or cashless exercise of outstanding equity awards pursuant to our equity incentive plans, or open market sales to the extent necessary to satisfy tax and fee obligations in connection with the exercise of stock options expiring during the lock-up period; (vii) transfers pursuant to a change of control of us approved by the independent members of our board of directors; (viii) transfers arising from termination of employment pursuant to agreements under which we have the option to repurchase such securities or a right of first refusal with respect to transfers of such securities; and (ix) transfers pursuant to an existing trading plan under Rule 10b5-1 under the Exchange Act. In addition, the lock-up agreements permit the holder to exercise stock options granted under our equity incentive plans, provided that the shares issued upon such exercise remain subject to the lock-up restrictions, and to establish a new trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any transfers of shares during the lock-up period. Each transfer described in clauses (ii) through (v) above is subject to the condition that the transferee execute a lock-up agreement on substantially similar terms, and each such transfer described in clauses (ii), (iii) and (v) does not involve a disposition for value.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “ALT.” We do not intend to list the common stock warrants or the pre-funded warrants on the Nasdaq Global Market, any other national recognized securities exchange or any other nationally recognized trading system.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Leerink Partners LLC acts as sales agent under our Equity Distribution Agreement, dated November 6, 2025, pursuant to which we may offer and sell shares of our common stock from time to time. Titan Partners Group LLC, a division of American Capital Partners, LLC, acted as sole placement agent in connection with our registered direct offering completed on January 27, 2026.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

a)	where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);
b)	to any “qualified investor” as defined in paragraph 15 of Schedule 1 of the POATR;
c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or
d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression "POATR" means the Public Offers and Admissions to Trading Regulations 2024.

This prospectus supplement is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom, or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high-net-worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1) – (3) together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cooley LLP, New York, New York is counsel for the underwriters in connection with the offering.

EXPERTS

The consolidated financial statements of Altimmune, Inc. appearing in Altimmune, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC the March 2025 Registration Statement and the December 2025 Registration Statement under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectuses. This prospectus supplement and the accompanying prospectuses do not contain all of the information set forth in the registration statements and the exhibits to the registration statements. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectuses, we refer you to the registration statements and the exhibits and schedules filed as a part of the registration statements. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Altimmune, Inc. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026 (the “Annual Report”);
●	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 17, 2026;
●	our Company’s Current Reports on Form 8-K filed with the SEC on January 28, 2026, March 5, 2026 and April 16, 2026;
●	the descriptions of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed as Exhibit 4.1 to our Annual Report, including any amendments or reports filed for purposes of updating such description; and
●	Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statements of which this prospectus supplement is a part.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post- effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

Altimmune, Inc.

910 Clopper Road, Suite 201S
Gaithersburg, Maryland 20878

Attention: Chief Financial Officer

(240) 654-1450

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, references to “Altimmune,” the “Company,” “we,” “us” and “our” refer to Altimmune, Inc., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus, including our Quarterly Reports on Form 10-Q.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are based on our management’s belief and assumptions and on information currently available to our management are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future results of operations or of our financial position, business strategy, plans and objectives of management for future operations, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the section of any accompanying prospectus supplement entitled “Risk Factors,” as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

OUR COMPANY

Our Business

Overview

Altimmune, Inc. is a late clinical-stage biopharmaceutical company developing novel peptide-based therapeutics for liver and cardiometabolic diseases. Our lead program is pemvidutide (formerly known as ALT-801), a balanced 1:1 glucagon/GLP-1 dual receptor agonist for the treatment of metabolic associated steatohepatitis (“MASH”), alcohol use disorder (“AUD”) and alcohol-associated liver disease (“ALD”). We may also pursue additional indications for pemvidutide that leverage our differentiated clinical profile.

Recent Developments

Completion of Enrollment in RECLAIM Phase 2 Trial

On November 3, 2025, we announced early completion of enrollment in the RECLAIM Phase 2 Trial evaluating Pemvidutide in AUD. Enrollment completed ahead of schedule, underscoring strong interest from patient community in a new therapeutic option for AUD. We noted that we are on track to complete the 24-week treatment period and announce topline results in 2026.

Amendment to Hercules Loan and Security Agreement

On November 5, 2025, (the “Amendment Closing”), the Company entered into an amendment to the Loan and Security Agreement with Hercules Capital, Inc. and the lenders party thereto, pursuant to which the lenders will make available up to four tranches of term loans (the “Term Loan”), subject to certain terms and conditions that, among others, increase the availability under the Term Loan from an aggregate principal amount of $100.0 million to $125.0 million. The Term Loan, as amended, is structured in four tranches. The first Term Loan tranche was drawn down at closing on May 13, 2025 in an aggregate principal amount of $15.0 million. The second Term Loan tranche was drawn down on the Amendment Closing in an aggregate principal amount of $20.0 million. Upon the achievement of certain milestones and subject to other terms and conditions set out in the Loan Agreement, as amended, the third Term Loan tranche will be made available in an aggregate principal amount of up to $10.0 million. The fourth Term Loan tranche will be made available in an aggregate principal amount of up to $80.0 million subject to the approval of the lenders. The Term Loan, as amended, bears interest equal to the greater of (a) 9.70% per annum and (b) the prime rate as reported in The Wall Street Journal plus 2.45% per annum. The interest-only period has been extended to 30 months from May 13, 2025.

Entry into November 2025 ATM Program and Termination of February 2025 ATM Program

On November 6, 2025, we entered an Equity Distribution Agreement (the “November 2025 Agreement”) with Leerink Partners LLC serving as the sales agent, with respect to an at-the-market offerings program under which we may offer and sell shares of our common stock having an aggregate offering price of up to $200.0 million through the sales agent (the “November 2025 ATM”). All Shares offered and sold in the November 2025 ATM will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the SEC on February 27, 2025, which was declared effective on March 13, 2025.

Prior to entering the November 2025 Agreement, the Company provided notice to Leerink Partners LLC, Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated (the “February Sales Agents”), to terminate the Equity Distribution Agreement entered into with the February Sales Agents on February 27, 2025 (the “February 2025 Agreement”). The Company is not subject to any termination penalties related to the termination of the February 2025 Agreement. As of September 30, 2025, the Company had sold 18,524,709 shares of common stock under the February 2025 Agreement resulting in approximately $81.9 million in net proceeds, and as of September 30, 2025, $65.4 million remained available to be sold under the 2025 Agreement

Corporate History

We were incorporated in Delaware in April 2005 and subsequently changed our name to Altimmune, Inc. in May 2017 upon the completion of our merger with PharmAthene, Inc. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and our telephone number is (240) 654-1450. Our Internet website is

www.altimmune.com and our investor relations website is located under the “Investors” tab. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER OR SELL

This prospectus contains summary descriptions of the securities we may offer or sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Under our charter, our authorized capital stock consists of two hundred million (200,000,000) shares of common stock, par value $0.0001 per share, and one million (1,000,000) shares of undesignated preferred stock, par value $0.0001 per share.

Common Stock

Under our Amended and Restated Certificate of Incorporation, as amended, to which we refer as our “charter,” we are currently authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share. As of November 5, 2025, we had 104,342,385 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders, except as otherwise provided by law or in any preferred stock designation. Our bylaws specify that, except as otherwise required by law or our charter, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. Our bylaws furthermore specify that all elections of directors will be determined by a plurality of the votes and that, except as otherwise provided by law or in the charter or bylaws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it. Holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ALT”.

Annual Meeting

Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Except as may be otherwise provided by applicable law, our certificate of incorporation or our amended and restated by-laws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters to be voted upon by stockholders and do not have cumulative voting rights.

Dividends

Subject to the rights, powers and preferences of any outstanding preferred stock that we may designate and issue in the future, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the Common Stock out of legally available assets or funds when and as declared by our board of directors.

Liquidation, Dissolution and Winding Up

Subject to the rights, powers and preferences of any outstanding preferred stock that we may designate and issue in the future, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of Common Stock.

Other Rights

Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Holders of Common Stock are not required to make additional capital contributions.

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Under our charter, we are currently authorized to issue 1,000,000 shares of preferred stock, par value $.0001 per share. As of September 30, 2025, we had no shares of preferred stock issued and outstanding.

Under our charter, our board of directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as it may determine in the resolution or resolutions providing for the issue of such series (to which we also refer as a “preferred stock designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series of preferred stock, unless a vote of any such holders is required pursuant to any preferred stock designation.

The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Provisions of Our Certificate of Incorporation and Amended and Restated By-laws and Delaware Law That May Have Anti-Takeover Effects

The provisions of Delaware law and our certificate of incorporation and amended and restated by-laws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Removal of Directors by Stockholders

Our amended and restated bylaws provide that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the voting power of the outstanding shares entitled to vote on the election of the directors, voting together as a single class.

Issuance of Preferred Stock

Our board of directors is authorized, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Stockholder Nomination of Directors

Our amended and restated bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than 5:00 p.m., Eastern Time, on the 120th day and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder to be timely must be so delivered on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement by us.

No Action By Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute

Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

●	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and
●	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition does not apply if:

●	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or
●	the interested stockholder owns at least 75% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Choice of forum

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our amended and restated bylaws (any of which may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities we might issue. We will describe the specific terms of the debt securities we offer for sale and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;
●	allow us to issue debt securities in one or more series;
●	do not require us to issue all of the debt securities of a series at the same time; and
●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;
●	any limit upon the aggregate principal amount of the debt securities of that series;
●	the date or dates on which the principal of the debt securities of the series is payable;
●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

●	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
●	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
●	the right, if any, to extend the interest payment periods and the duration of such extension;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
●	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
●	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
●	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
●	whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
●	any additional or alternative events of default to those set forth in the indenture;
●	any additional or alternative covenants to those set forth in the indenture;
●	the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
●	if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
●	the applicability of any guarantees;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity, provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
●	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
●	bankruptcy insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
●	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;
●	may involve the trustee in personal liability; or
●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
●	to comply with the covenant described above under “Merger, Consolidation or Sale of Assets;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add events of default for the benefit of the holders of all or any series of debt securities;
●	to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
●	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;
●	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
●	to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
●	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements will not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them. The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
●	holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
●	if we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;
●	through dealers;
●	through agents;
●	directly to purchasers; or
●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or we may designate agents to solicit these offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;
●	any discounts and commissions to be allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, equity distribution agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Altimmune, Inc. appearing in Altimmune, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at http://www.altimmune.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and, therefore is not part of this prospectus or part of the accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “2024 10-K”);
●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 13, 2025; for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;
●	our Current Reports on Form 8-K, as filed with the SEC on February 25, 2025, February 27, 2025, May 13, 2025, September 25, 2025, October 3, 2025, November 6, 2025 and November 6, 2025; and
●	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed as Exhibit 4.1 to our 2024 10-K, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Attention: Chief Financial Officer

(240) 654-1450

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $400,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “ALT.” On February 24, 2025, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $6.11 per share. Our principal executive office is located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 26 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, references to “Altimmune,” the “Company,” “we,” “us” and “our” refer to Altimmune, Inc., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus, including our Quarterly Reports on Form 10-Q.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are based on our management’s belief and assumptions and on information currently available to our management are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future results of operations or of our financial position, business strategy, plans and objectives of management for future operations, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the section of any accompanying prospectus supplement entitled “Risk Factors,” as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

3

OUR COMPANY

Our Business

Overview

Altimmune Inc. is a clinical stage biopharmaceutical company focused on developing treatments for obesity, metabolic and liver diseases. Our lead product candidate, pemvidutide (formerly known as ALT-801), is a novel, investigational, peptide-based GLP-1/glucagon dual receptor agonist. Pemvidutide is currently in clinical development for obesity and metabolic associated steatohepatitis (“MASH”). We also expect to pursue additional indications for pemvidutide that leverage the differentiated clinical profile of pemvidutide.

Pemvidutide

Pemvidutide is a novel, investigational, peptide-based GLP-1/glucagon dual receptor agonist currently in clinical development for the treatment of obesity and MASH. Activation of the GLP-1 and glucagon receptors is believed to mimic the complementary effects of diet and exercise on weight loss, with GLP-1 suppressing appetite and glucagon increasing energy expenditure. Glucagon is also recognized as having direct effects on hepatic fat metabolism, which is believed to lead to rapid reductions in levels of liver fat and serum lipids

Pemvidutide mechanism of action: Optimized for obesity and MASH

Over 500 subjects have received pemvidutide to date in 6 completed clinical trials. In those trials pemvidutide appear safe and demonstrated what we believe to be a favorable safety profile, compelling weight loss, class-leading lean mass preservation, and robust reductions in triglycerides, low density lipoprotein (“LDL”), liver fat content, measures of liver inflammation, and blood pressure. Our clinical development has always focused on the comorbidities of obesity and MASH as these often drive the outcomes of these diseases. Based on the clinical data we have accumulated, we believe pemvidutide may be able to address the most common comorbidities associated with both obesity and MASH as shown below.

4

U.S. prevalence of comorbidities in obesity and MASH

Corporate History

We were incorporated in Delaware in April 2005 and subsequently changed our name to Altimmune, Inc. in May 2017 upon the completion of our merger with PharmAthene, Inc. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and our telephone number is (240) 654-1450. Our Internet website is www.altimmune.com and our investor relations website is located under the “Investors” tab. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

5

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

6

SECURITIES WE MAY OFFER OR SELL

This prospectus contains summary descriptions of the securities we may offer or sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

7

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Under our charter, our authorized capital stock consists of two hundred million (200,000,000) shares of common stock, par value $0.0001 per share, and one million (1,000,000) shares of undesignated preferred stock, par value $0.0001 per share.

Common Stock

Under our Amended and Restated Certificate of Incorporation, as amended, to which we refer as our “charter,” we are currently authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share. As of February 24, 2025, we had 77,013,658 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders, except as otherwise provided by law or in any preferred stock designation. Our bylaws specify that, except as otherwise required by law or our charter, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. Our bylaws furthermore specify that all elections of directors will be determined by a plurality of the votes and that, except as otherwise provided by law or in the charter or bylaws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it. Holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ALT”.

Annual Meeting

Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Except as may be otherwise provided by applicable law, our certificate of incorporation or our amended and restated by-laws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

8

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters to be voted upon by stockholders and do not have cumulative voting rights.

Dividends

Subject to the rights, powers and preferences of any outstanding preferred stock that we may designate and issue in the future, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the Common Stock out of legally available assets or funds when and as declared by our board of directors.

Liquidation, Dissolution and Winding Up

Subject to the rights, powers and preferences of any outstanding preferred stock that we may designate and issue in the future, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of Common Stock.

Other Rights

Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Holders of Common Stock are not required to make additional capital contributions.

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Under our charter, we are currently authorized to issue 1,000,000 shares of preferred stock, par value $.0001 per share. As of December 31, 2024, we had no shares of preferred stock issued and outstanding.

Under our charter, our board of directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as it may determine in the resolution or resolutions providing for the issue of such series (to which we also refer as a “preferred stock designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series of preferred stock, unless a vote of any such holders is required pursuant to any preferred stock designation.

The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

9

Provisions of Our Certificate of Incorporation and Amended and Restated By-laws and Delaware Law That May Have Anti-Takeover Effects

The provisions of Delaware law and our certificate of incorporation and amended and restated by-laws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Removal of Directors by Stockholders

Our amended and restated bylaws provide that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the voting power of the outstanding shares entitled to vote on the election of the directors, voting together as a single class.

Issuance of Preferred Stock

Our board of directors is authorized, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Stockholder Nomination of Directors

Our amended and restated bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than 5:00 p.m., Eastern Time, on the 120th day and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder to be timely must be so delivered on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement by us.

No Action By Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute

Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

10

●	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and
●	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition does not apply if:

●	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or
●	the interested stockholder owns at least 75% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Choice of forum

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our amended and restated bylaws (any of which may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

11

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities we might issue. We will describe the specific terms of the debt securities we offer for sale and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;
●	allow us to issue debt securities in one or more series;
●	do not require us to issue all of the debt securities of a series at the same time; and
●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;
●	any limit upon the aggregate principal amount of the debt securities of that series;
●	the date or dates on which the principal of the debt securities of the series is payable;
●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

12

●	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
●	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
●	the right, if any, to extend the interest payment periods and the duration of such extension;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
●	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
●	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
●	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
●	whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
●	any additional or alternative events of default to those set forth in the indenture;
●	any additional or alternative covenants to those set forth in the indenture;
●	the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
●	if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
●	the applicability of any guarantees;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

13

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity, provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
●	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
●	bankruptcy insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
●	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will

14

automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;
●	may involve the trustee in personal liability; or
●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
●	to comply with the covenant described above under “Merger, Consolidation or Sale of Assets;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add events of default for the benefit of the holders of all or any series of debt securities;
●	to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

15

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
●	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;
●	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
●	to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
●	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation

16

thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

17

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

18

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
●	to correct or supplement any defective or inconsistent provision; or

19

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements will not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

20

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them. The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
●	holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
●	if we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

21

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;
●	through dealers;
●	through agents;
●	directly to purchasers; or
●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or we may designate agents to solicit these offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;
●	any discounts and commissions to be allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, equity distribution agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby

22

underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and

23

an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

24

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Altimmune, Inc. appearing in Altimmune, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

25

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at http://www.altimmune.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or part of the accompanying prospectus supplement.

26

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “2024 10-K”);
●	our Current Reports on Form 8-K, as filed with the SEC on February 25, 2025 and February 27, 2025; and
●	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed as Exhibit 4.1 to our 2024 10-K, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Attention: Chief Financial Officer

(240) 654-1450

27

64,250,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 10,750,000 Shares of Common Stock

Common Stock Warrants to Purchase 75,000,000 Shares of Common Stock or Pre-Funded Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners	Barclays

Titan Partners

a division of American Capital Partners

April 22, 2026.